EXHIBIT 10.39



                      BUSINESS ADVISORY SERVICES AGREEMENT


         THIS BUSINESS ADVISORY SERVICES AGREEMENT (this "Agreement") is entered into as of __________ ___, 2006 (the "Effective Date") by and between ______________(the "Advisor") and PERFORMANCE HEALTH TECHNOLOGIES, INC., a Delaware corporation (the "Company").

         WHEREAS, the Company wishes to engage the Advisor, on a nonexclusive basis, as a member of the Company's Advisory Board and as a business development consultant, and the Advisor wishes to provide such services to the Company, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and intending to be legally bound thereby, the Company and the Advisor hereby agree as follows:

         1. SPECIFIC ADVISORY SERVICES. The Company hereby engages the Advisor on a non-exclusive basis during the term of this Agreement set forth below, to provide the following services to the Company:

                           A. Appointing the Advisor to serve as a member of the Company's Advisory Board;

                           B. Assisting the Company, when and if requested by the Company, in effectuating introductions to companies or individuals in the Company's industry;

                           C. Assisting the Company in any meetings with third parties that the Company would like to meet with for purposes of business development; and

                           D. Rendering such other financial or business advisory services as may from time to time be agreed upon by the Advisor and the Company.

         2. INDEPENDENT CONTRACTOR STATUS. For purposes of this Agreement and all services to be provided hereunder, the Advisor shall not be considered a director, officer, partner, co-venturer, employee or similar agent of the Company, but shall remain in all respects an independent contractor.

         3. OBLIGATIONS OF THE COMPANY. The Company agrees to use its best efforts to provide all documents, materials and other information reasonably requested by the Advisor in order for it to perform its due diligence and advisory services under this Agreement on a timely basis.


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         4.       COMPENSATION.

                  (A) NON-QUALIFIED STOCK OPTIONS. In consideration for the services to be rendered by the Advisor to the Company pursuant to this Agreement, the Company shall issue to the Advisor a non-qualified stock option (the "Options") to purchase up to 100,000 shares of the Company's restricted common stock. One-third of the Options shall immediately vest upon the date of the Option grant; one-third of the Options shall vest on the first anniversary of the date of the Option grant; and the remaining one-third of the Options shall vest on the second anniversary of the Option grant. The Options shall be exercisable for a period of ten years, shall have an exercise price equal to _____ per share and shall contain such other standard terms and conditions as other non-qualified stock options issued by the Company pursuant to the Company's stock incentive plan currently in effect. The Options shall be granted on the date of approval by the Company's Board of Directors.

                  (B) EXPENSE REIMBURSEMENT. The Company agrees to reimburse the Advisor, within thirty (30) days of receipt of an invoice thereof, for reasonable out-of-pocket expenses incurred by the Advisor in connection with this Agreement, whether or not any business transaction as to which such expense relates is successfully completed. Notwithstanding the foregoing, the Advisor is required to obtain the prior consent of the Company for out-of-pocket expenses to be eligible for reimbursement by the Company under this Agreement.

                  (C) PAYMENTS. All monetary compensation and reimbursements payable pursuant to this Section 4 shall be due and payable to the Advisor, in cash or by check in U.S. dollars, or in such other form and substance as may be acceptable to the Advisor.

         5. TERM; TERMINATION. This Agreement shall remain in full force and effect for a period of twelve (12) months from the date hereof. After six (6) months of the term, the Company and the Advisor may review this Agreement, and make any mutually agreed upon contractual adjustments by written amendment to this Agreement.

         After the initial six (6) months of the term, either the Company or the Advisor may cancel this Agreement without cause upon thirty (30) days' prior written notice to the other party. All provisions herein relating to the payment of fees, expense reimbursement and Confidential Information shall survive any termination or expiration of this Agreement.

         6. NOT A FIDUCIARY. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto. The Company acknowledges and agrees that with respect to the services to be rendered by the Advisor hereunder, the Advisor is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company, any entity owned or managed by the Company or any other person by virtue of this Agreement and the retention of the Advisor hereunder. The Company also agrees that the Advisor shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any act or omission of the Advisor, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the


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Company) claiming through the Company for or in connection with the engagement of the Advisor, this Agreement and the transactions contemplated hereby, except for any such liability which may arise, as a result of the gross negligence or willful misconduct of the Advisor. The Company acknowledges that the Advisor was induced to enter into this Agreement by, in part, the provisions of this Section.

         7. NO CONFLICT. The Advisor hereby discloses and the Company acknowledges that the Advisor and its affiliates may provide the services outlined in the Agreement, including financial and business advisory services, to others. Nothing contained herein shall limit or restrict the Advisor or such affiliate in conducting such business with respect to others, or in rendering any services to others, provided, however, that the confidentiality obligation of the Advisor as set forth herein shall at all times be upheld.

         8. CONFIDENTIAL INFORMATION. The Company will furnish the Advisor with such information as the Advisor reasonably believes appropriate to perform its services hereunder (all such information so furnished being the "Information"). The Company recognizes and confirms that the Advisor (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets, collateral securing assets or liabilities of the Company or potential the Company entity investors.

         Each party shall maintain in confidence and not disclose, disseminate or otherwise make available to any third party, any non-public information pertaining to the provisions of this Agreement, or any other information of a non-public nature obtained as a result of the relationship evidenced by this Agreement without express written consent of the other party except if disclosure is required by a regulatory body, or auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is commercially reasonable under the circumstances. The covenant in this Section 8 shall survive the termination of this Agreement.

         9. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without giving effect to its conflict of law principles. Any dispute which may arise between the Company and the Advisor out of or in connection with this Agreement shall be adjudicated in state or federal court located in New Jersey. The parties irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a forum that such venue is an inconvenient forum. In the event of any litigation between the parties hereto, the prevailing party shall be entitled to recover all reasonable court costs and expenses from the other party hereto.

         10. NO JURY TRIAL. Each of the Company and the Advisor (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right they may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Further, each of the Company and the Advisor acknowledges that each party has been induced to enter this Agreement by, in part, the provisions of this Section.


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         11. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both the Advisor and the Company.

         12. SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable, it shall be enforced to the fullest extent permissible and the remainder of this Agreement shall remain in full force and effect.

         13. HEADINGS. All section headings of this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

         14. WAIVER. The failure of a party to prosecute its rights with respect to a default or breach hereunder shall not constitute a waiver of the right to enforce its rights with respect to the same or any other default or breach.

         15. SUCCESSORS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

         16. NOTICE. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight priority mail or courier service, including, without limitation, federal express, or by registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

         the Advisor:                             the Company:

         ____________________            Performance Health Technologies, Inc.
         ____________________            427 Riverview Plaza
         ____________________            Trenton, NJ 08611
         ____________________            Attn: Robert D. Prunetti, President
         Fax: ________________           Fax: (609) 656-0869

If sent as aforesaid, notices shall be deemed given hereunder, when received if a business day or otherwise the next following business day, if personally delivered, or if given by facsimile, as evidenced by confirmation of delivery, one (1) business day after being sent by overnight priority mail or courier service, or five (5) days after being sent by certified or registered mail as aforesaid.

         17. DUPLICATE ORIGINALS. This Agreement may be executed in any number of counterparts and/or by facsimile signature, each of which shall be an original and all of which shall constitute together but one and the same document.

         18. COOPERATION. The parties agree to cooperate in good faith and take any and all reasonable actions necessary to carry out the intent and purpose of this Agreement.


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         19. DUE AUTHORIZATION. The Company represents that the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary action on the part of the Company, and upon execution and delivery hereof, this Agreement shall constitute a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally. The Advisor represents that the execution, delivery and performance of this Agreement by the Advisor has been duly authorized by all necessary action on the part of the Advisor, and upon delivery hereof, this Agreement shall constitute a legally valid and binding obligation of the Advisor, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally.


         IN WITNESS WHEREOF, the Company and the Advisor have executed this Agreement on the date first above written.

                                      PERFORMANCE HEALTH
                                      TECHNOLOGIES, INC.



                                      By:  ____________________________
Robert D. Prunetti
                                           President and Chief Executive Officer





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